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                                                                 EXHIBIT 25-A-2



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                              ____________________

                                    FORM T-2

                       STATEMENT OF ELIGIBILITY UNDER THE

                  TRUST INDENTURE ACT OF 1939 OF AN INDIVIDUAL

                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(B)(2) . . . [    ]


                   JAMES A. EHRENBERG            ###-##-####
                    (NAME OF TRUSTEE)        (SOCIAL SECURITY NUMBER)

                      C/O FIRST TRUST NATIONAL ASSOCIATION
                              180 EAST FIFTH STREET
                          SAINT PAUL, MINNESOTA  55101
              (BUSINESS ADDRESS:  STREET, CITY, STATE AND ZIP CODE)

                            OTTER TAIL POWER COMPANY
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

            Minnesota                                  41-0462685
     (State of Incorporation)           (I.R.S. Employer Identification No.)

     215 South Cascade Street
          Box 496
     Fergus Falls, Minnesota                           56538-0496
(Address of Principal Executive Offices)               (Zip Code)

                            ___% FIRST MORTGAGE BONDS
                       (TITLE OF THE INDENTURE SECURITIES)

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                                     GENERAL


1. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

2. TRUSTEESHIPS UNDER OTHER INDENTURES. If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

     (a)  Title of the securities outstanding under each such other indenture.

          There is no such other indenture.

     (b) A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of
          Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not applicable.

ITEMS 3-11 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

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                                      NOTE

The answers to this statement insofar as such answers relate to what persons are owners of 10% or more of the voting securities of the obligor or its affiliates, and what persons are controlling, controlled by or under common control with, the obligor or its affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I JAMES A. EHRENBERG, have signed this statement of eligibility in the City of St. Paul and State of Minnesota on the 27th day of August, 1996.



By   /s/ James A. Ehrenberg
     -----------------------------------
     (Signature of Trustee)
     James A. Ehrenberg